Consent of Independent Auditors


We consent to the use in this Registration Statement Amendment number 3 to the SB-2 Registration of our report dated March 1, 2002 relating to the financial statements of ChampionLyte Products, Inc. and Subsidiaries as of December 31, 2001 and for each of hte years then ended December 31, 2001 and 2000.


                                                /s/Radin Glass & Co., LLP
                                                --------------------------
                                                Certified Public Accountants


New York, New York
April 25, 2002